EXHIBIT 10.20

December 22, 2004

Agassiz Energy, LLC
117 Kiehle Building
2900 University Ave.
Crookston, MN 56716-5001
Proposal: For the Erskine Ethanol Plant
Item 1. Track design, BNSF plan approval
1)	Take this track design from conceptual phase to final design. This plan, when completed, will meet all applicable BNSF and FRA industry track standards. These services will include plans for the construction of the track bed.

2)	R & R Contracting, Inc. will also obtain the required approval from BNSF Engineering & CP Railroad, which will allow for the actual construction of this plan.

3)	This will NOT include any city, state, and/or federal permitting if so required.

4)	This will NOT include any agreements between BNSF or CP Railroad and the property owner, such as but not limited to, the Construction Lease Agreement.

5)	Agassiz Energy LLC will provide R & R Contracting, Inc. with an existing site survey, including topography, in a 3-D AutoCAD format electronic data file. This data will include all the necessary information to complete the work as described above.

6)	When completed, this plan will be available to Agassiz Energy LLC for the use of bid letting to other contractors.

Item 1 to be performed for the sum of $3,200.00 (three thousand two hundred dollars).

Note: These fees will be waived or refunded with the signing of a contract for the construction of above project’
The acceptance of this proposal will also require that Agassiz Energy LLC agree to a Right to First Refusal of Contract with R & R Contracting, Inc.

Authorized Signature:	/s/ WK Reimer
R & R Contracting, Inc.
Date:	12/23/04

Acceptance of Proposal:

Date of Acceptance:	1/18/05
Agassiz Energy LLC

Signature:	/s/ Donald Sargeant

5201 North Washington Street Grand Forks, ND 58230	Phone: 701-772-7667 Fax: 701-775-0158

RIGHT OF FIRST REFUSAL
This agreement made as of December 22, 2004 between Agassiz Energy LLC, Erskine, MN, (hereinafter the “Owner”) and R & R Contracting, Inc., 5201 — N. Washington St, Grand Forks, ND, (hereinafter the “Grantee”).
1.	In the event that the owner receives a bid (the “Offer”) from any person to construct the described project, which the Owner is prepared to accept, the Owner shall send to the Grantee notice in writing of its desire or intention to proceed with the bid accompanied by a copy of the offer.

2.	Upon receipt of notice, the Grantee shall have fifteen (15) days from the date of receipt to give the Owner notice (the “Intent to Match”) that it desires and agrees to match the bid on the offered goods on the same terms and conditions as are contained in the bid, provided that:
a.	If the Grantee shall have given an Intent to Match, the Grantee shall construct the described project referred to in the Offer;

b.	If the Grantee shall not have given an Intent to Match within the time provided, the Grantee shall be deemed to have refused to match the offer; and

c.	In the event that the Grantee elects not to construct or match the offer, then the Owner may accept the offer and proceed, but only at the price and on the terms and conditions contained in the offer.
3.	In the event that the Grantee elects not to match to offer, and the project proceeds forward with the design submitted by the Grantee, the Grantee will be compensated for the use of the plans in the described project in the amount of ten thousand dollars ($10,000) to be payable by the Owner.

4.	The rights granted to the Grantee under this Agreement are personal to the Grantee. Accordingly, the Grantee may not sell, assign or otherwise transfer any of its rights under this Agreement without prior written consent of the Owner.

5.	This Agreement expresses the entire agreement between the parties concerning the subject matter and supersedes all previous agreements, whether written or oral, between the parties respecting the subject matter.

6.	This Agreement shall be binding upon the parties and their respective heirs, executors, administrators and successors for a period beginning on the date of this Agreement and ending on the third (3rd) anniversary thereof.

7.	This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota.
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

/s/ Larry Altringer	/s/ Donald Sargeant

Witness	Person Granting Right of First Refusal
Agassiz Energy LLC

/s/ Ron D. Lindborg	/s/ WK Reimer

Witness	Person Receiving Right of First Refusal
R & R Contracting, Inc.